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                                                                     EXHIBIT 5.1

                         [Letterhead of Piper & Marbury]



                                 April 10, 1998


Starwood Hotels & Resorts
2231 East Camelback Road, Suite 410
Phoenix, Arizona  85016

Starwood Hotels & Resorts Worldwide, Inc.
2231 East Camelback Road, Suite 400
Phoenix, Arizona  85016

Ladies and Gentlemen:

        We have acted as special Maryland counsel in connection the joint registration statement on Form S-8 (the "Registration Statement") to be filed on April 10, 1998 by Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), relating to the registration of an aggregate of 7,150,784 shares of beneficial interest, $.01 par value, of the Trust (the "Trust Shares") and 7,150,784 shares of common stock, $.01 par value, of the Corporation (the "Corporation Shares") which are "paired" and traded as units consisting of one Trust Share and one Corporation Share (the "Paired Common Shares"), to be issued under the 1995 Long-Term Incentive Plan of the Trust, as amended (the "Trust Plan") and the 1995 Long-Term Incentive Plan of the Corporation; as amended (the "Corporation Plan").

        In our capacity as special Maryland counsel, we have reviewed the following:


        (q) The Declaration of Trust of the Trust, as amended to date, certified by an officer of the Trust (the "Declaration of Trust");

        (r) The Charter of the Corporation, as amended to date, certified by an officer of the Corporation (the "Charter");

        (s) A copy of the Trustees' Regulations of the Trust as in effect on the date hereof (the "Trust Regulations");

        (t) A copy of the By-laws of the Corporation as in effect on the date hereof (the "Corporation By-laws");

        (u) The Registration Statement on Form S-8, relating to the Trust Shares and the Corporation Shares, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, on April 10, 1998 (together with all exhibits thereto, the "Registration Statement");


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                                                                 Piper & Marbury
                                                                          L.L.P.

Starwood Hotels & Resorts
Starwood Hotels & Resorts Worldwide, Inc.
April 10, 1998
Page 2



        (v)     The Trust Plan and the Corporation Plan;

        (w)     A specimen certificate evidencing the Trust Shares;

        (x)     A specimen certificate evidencing the Corporation Shares;

        (y) Certified resolutions of the Board of Trustees of the Trust relating to the filing of the Registration Statement and the Trust Plan;

        (z) Certified resolutions of the Board of Directors of the Corporation relating to the filing of the Registration Statement and the Corporation Plan;

        (aa) A good standing certificate for the Trust, of recent date, issued by the Maryland State Department of Assessments and Taxation (the "Department");

        (bb) A good standing certificate for the Corporation, of recent date, issued by the Department;

        (cc) An Officer's Certificate of the Trust dated as of the date hereof as to certain factual matters (the "Trust Officer's Certificate");

        (dd) An Officer's Certificate of the Corporation dated as of the date hereof as to certain factual matters (the "Corporation Officer's Certificate"); and

        (ee) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

        In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records reviewed are accurate and complete. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Trust Officer's Certificate and the Corporation Officer's Certificate and have not independently verified the matters stated therein.

        We assume also that the issuance, sale and number of Trust Shares and Corporation Shares to be offered from time to time will be authorized and determined by proper action of the Board of Trustees of the Trust and the Board of Directors of the Corporation, as the case may be, in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Declaration of


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                                                                 Piper & Marbury
                                                                          L.L.P.


Starwood Hotels & Resorts
Starwood Hotels & Resorts Worldwide, Inc.
April 10, 1998
Page 3

Trust and the Charter, respectively, and applicable Maryland law. We further assume that prior to the issuance of any Corporation Shares and Trust Shares there will exist, under the Declaration of Trust or the Charter, as the case may be, the requisite number of authorized but unissued Corporation Shares or Trust Shares, as the case may be.

        Based upon the foregoing, we are of the opinion that


        (i) The Trust has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

        (ii) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

        (iii) (A) When specifically authorized for issuance by the Corporation's Board of Directors in an amount not exceeding the authorized but unissued capital stock of the Corporation and (B) when issued as described in the Registration Statement and in accordance with the Corporation Plan, the Corporation Shares will be validly issued, fully paid and nonassessable.

        (iv) (A) When specifically authorized for issuance by the Trust's Board of Trustees in an amount not exceeding the authorized but unissued capital stock of the Trust and (B) when issued as described in the Registration Statement and in accordance with the Trust Plan, the Trust Shares will be validly issued, fully paid and nonassessable.

        The opinions expressed above are limited to the laws of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement.

                                                          Very truly yours,


                                                          Piper & Marbury L.L.P.